Exhibit 99.1

                                  PRESS RELEASE


For more information contact:                            For Immediate Release
Michael M. Ciaburri                                      ---------------------
President and Chief Operating Officer
(203) 782-1100

William F. Weaver
Chief Financial Officer
(203) 782-1100

                       Southern Connecticut Bancorp, Inc.
                Reports First Quarter 2005 Results of Operations
                ------------------------------------------------

New Haven, Connecticut (April 18, 2005) - Southern Connecticut Bancorp, Inc. (AMEX:SSE) the parent company of The Bank of Southern Connecticut ("TBSC"), today announced a net loss of $15,567 for the quarter ended March 31, 2005 or fully diluted loss per share of $0.01, compared with net income of $35,712 or fully diluted earnings per share of $0.03 for the quarter ended March 31, 2004.


In making the announcement, President and Chief Operating Officer, Michael M. Ciaburri commented, "Despite the decrease in the earnings of Southern Connecticut Bancorp in the current quarter in comparison to the same period in 2004, we are encouraged with the continuing development of operations during the first quarter of 2005. Earnings in 2004 included $125,986 in gains derived from the sales of SBA loan participations to other financial institutions. Therefore, excluding such gains in the prior year, the results for the first quarter of 2005 represent a substantial improvement in comparison to 2004. Thus, excluding gains on the sale of loan participations the loss for the first quarter of 2005 was $75,000 lower than the first quarter of 2004, despite the challenging interest rate, regulatory and competitive environments, we view the first quarter of 2005 as successful for Bancorp. We were particularly successful in the lending arena, as the loan portfolio increased $3.2 million, or 6.4%, from year end 2004. Total Deposits also increased substantially during the first quarter of 2005 by $6.6 million, an increase of 11.3% for the quarter. Equally important, credit quality indicators remained strong. Because of the substantially higher market interest rates prevalent during the first quarter of 2005, we generated net interest income of $928,000 in the first quarter, an increase of $252,000 in comparison to the first quarter of 2004."


Mr. Ciaburri also stated "We are pleased to welcome Daniel R. Dennis, Jr. as the Chairman of our proposed new subsidiary bank, The Bank of Southeastern Connecticut, In Organization ("TBSEC"), to be located in New London, Connecticut. Mr. Dennis, a seasoned banker with over 36 years of experience in the banking industry, is the former Chairman, President and CEO of Norwich Financial Corp. and the Norwich Savings Society, which was acquired by People's Bank of Bridgeport, Connecticut in 1998. He retired two years ago from People's as Senior Vice President and Eastern Market Manager. Mr. Dennis brings us a wealth of banking experience and an intimate knowledge of the businesses and commerce of the greater New London area, where TBSEC will be headquartered. We anticipate the opening of TBSEC in the second half of the year."




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Financial Condition


Led by $3.2 million in net loan growth, total assets ended March 31, 2005 at $88.0 million, representing an increase of $6.3 million, or 7.8%, compared with December 31, 2004. Loan portfolio growth was largely in the commercial loan category. In addition Loans held for sale increased to $637,000 at March 31, 2005, an increase of $538,000 over December 31, 2004. Loans held for sale are comprised of the guaranteed portion of Small Business Administration ("SBA") loans eligible and designated for resale in the secondary market, and are stated at cost.


Non-performing loans remained at low levels during the first quarter of 2005, although increased from December 31, 2004. At the March 31, 2005 total non-performing loans amounted to $408,000 or 0.76% of total gross loans, compared with $227,400 or 0.45% of gross loans at December 31, 2004. Approximately $152,000 of the non-performing loan total as of March 31, 2005 is guaranteed by the SBA.


Total deposits amounted to $65.3 million at March 31, 2005, representing an increase of $6.6 million or 11.3% compared with December 31, 2004. Interest bearing checking and money market accounts led the first quarter growth with an increase of $2.7 million or 9.3%, followed by time certificates, posting an increase of $2.7 million, or 31.4%. Savings accounts increased $1.1 million, or 34.1% higher than at year end 2004. Non-interest bearing checking accounts did not change significantly from December 31, 2004. Deposit growth was bolstered by our continued success in penetrating the greater New Haven small business community and municipal markets.


Results of Operations


Net interest income for the quarter ended March 31, 2005 amounted to $927,512, an increase of $251,747 or 37.3% compared with $675,765 for the first quarter of 2004. The increase in net interest income was principally attributed to an increase in Bancorp's earning assets of $22.0 in the first quarter of 2005 in comparison to the same period last year. Bancorp management believes Bancorp is well positioned for a variety of future interest rate scenarios.


First quarter 2005 non-interest income amounted to $137,700, representing a decrease of $75,000 compared with the first quarter of 2004. Bancorp's development of non-interest income was impacted in the first quarter of 2005 due to the absence of gains from the sale of SBA guaranteed loans. During the first quarter of 2004, Bancorp recognized approximately $126,000 in gains from the sale of SBA guaranteed loan participations. Bancorp continues to originate SBA guaranteed loans eligible for sale as loan participations.


Non-interest expense for the quarter ended March 31, 2005 amounted to $1.1 million, representing an increase of $242,700 or 29.6% compared with the quarter ended March 31, 2004. A variety of factors contributed to the increase in non-interest expense year-over-year. Principal among these factors are 1) continued investment in the development of infrastructure to support the proposed new bank subsidiary, TBSEC, 2) additional staff, principally in the areas of loan administration, lending, and operations, and professional services relating to advisory and compliance services, and 3) upgrading and expansion of technology infrastructure, including network facilities.


Southern Connecticut Bancorp is the parent company of its wholly owned subsidiary, The Bank of Southern Connecticut. The Bank of Southern Connecticut, which commenced operations October 1, 2001, provides full service community banking with three office locations serving the greater New Haven business community and individuals. Southern Connecticut Bancorp has received a temporary certificate of authorization from the Banking Department of the State of Connecticut for the proposed The Bank of Southeastern Connecticut, In Organization, and is in the process of completing requisite federal regulatory approvals before commencing the operations of the proposed bank. The Bank of Southeastern Connecticut will be headquartered in the city of New London, Connecticut.



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The Bank of Southern Connecticut


TBSC, the sole operating subsidiary of Bancorp, had net income for the first quarter of 2005 of $70,619, an increase of $2,563 from the first quarter of 2004 earnings of $68,056. In comparison to the first quarter 2004 results of operations, TBSC's first quarter 2005 results did not include any gains from the sale of SBA loan participations. The results of operations for the first quarter 2004 include $125,986 of such gains. TBSC's total unconsolidated assets as of March 31, 2005 were $80.5 million, an increase of $6.0 million or 8.1% from the year ended December 31, 2004 total unconsolidated assets of $74.5 million.


                                    *********


About Southern Connecticut Bancorp, Inc.


Southern Connecticut Bancorp, Inc. is a commercial bank holding company that is anchored by its wholly owned subsidiary, The Bank of Southern Connecticut in New Haven, Connecticut. Bancorp is a provider of commercial banking services to its target client base ranging from small to midsized companies whose annual sales range from $1,000,000 to $30,000,000. Bancorp's services include a wide range of deposit, loan and other basic commercial banking products along will consumer banking products as well. Traded on the American Stock Exchange as SSE, Bancorp can also be found on the internet at www.scbancorp.com and at two locations in New Haven and one location in Branford, Connecticut. A new subsidiary commercial bank, The Bank of Southeastern Connecticut, to be located in New London, Connecticut, is expected to commence operations in the second half of 2005.


                                    *********


Certain statements contained in this release and in other written materials and statements we may issue, including without limitation statements containing the word "believes", "anticipates", "intends", "expects", "estimates", "could", "would", "will", or words of similar import, constitute forward-looking statements within the meaning of the federal securities laws.

Such forward-looking statements involve risks, uncertainties and other factors that may cause our actual future results, performance or achievements to be materially different from any future results expressed or implied by such forward-looking statements. Such factors include, among others, a limited operating history and volatility of earnings, our dependence on our executive management and Board of Directors, our business concentration in small to midsized businesses in the New Haven and New London, Connecticut areas, as well as changes in our business, competitive market and regulatory conditions and strategies. Additional information concerning factors that could impact forward-looking statements can be found in the companies periodic public filings with the Securities and Exchange Commission and in the section captioned `Risk Factors" in our report on Form 10-KSB, filed on March 28, 2005 pursuant to the the Securities Act of 1933 as amended. Given these uncertainties, readers are cautioned not to place any undue reliance on such forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements to reflect facts, assumptions, circumstances or events that occur after the date on which such forward-looking statements were made.


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SOUTHERN CONNECTICUT BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
March 31, 2005 (unaudited) and December 31, 2004
                                                                    2005            2004
                                                                ------------    ------------
Assets
Cash and due from banks                                         $  1,168,373    $  1,986,193
Federal funds sold                                                 8,603,000       5,385,000
Short-term investments                                             8,473,410       8,372,689
                                                                ------------    ------------
Cash and cash equivalents                                         18,244,783      15,743,882
                                                                ------------    ------------

Available for sale securities                                     11,128,425      11,371,894
Federal Home Loan Bank Stock                                          47,100          47,100
Loans receivable (net of allowance for loan losses of
  $770,144 in 2005 and $752,394 in 2004)                          52,955,894      49,763,952
Loans held for sale                                                  636,921          98,742
Accrued interest receivable                                          327,139         265,581
Premises and equipment, net                                        3,704,847       3,516,814
Other assets                                                         989,904         886,778
                                                                ------------    ------------
Total assets                                                    $ 88,035,013    $ 81,694,743
                                                                ============    ============

Liabilities and Stockholders' Equity
Liabilities
Deposits
      Noninterest bearing deposits                              $ 17,378,276    $ 17,334,393
      Interest bearing deposits                                   47,971,680      41,365,984
                                                                ------------    ------------
Total deposits                                                    65,349,956      58,700,377

Repurchase agreements                                                592,922         827,031
Accrued expenses and other liabilities                               366,418         279,422
Capital lease obligations                                          1,189,953       1,190,186
                                                                ------------    ------------
Total liabilities                                                 67,499,249      60,997,016
                                                                ------------    ------------

Commitments and Contingencies                                           --              --

Stockholders' Equity
Preferred stock, no par value; 500,000 shares authorized;
  none issued
Common stock, par value $.01; 5,000,000, shares authorized;
shares issued and outstanding: 2005 2,937,596; 2004 2,797,711         29,376          27,977
Additional paid-in capital                                        24,084,213      24,085,612
Accumulated deficit                                               (3,214,694)     (3,199,126)
Accumulated other comprehensive loss - net unrealized
  loss on available for sale securities                             (363,131)       (216,736)
                                                                ------------    ------------
Total stockholders' equity                                        20,535,764      20,697,727
                                                                ------------    ------------

Total liabilities and stockholders' equity                      $ 88,035,013    $ 81,694,743
                                                                ============    ============


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SOUTHERN CONNECTICUT BANCORP,INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2005 and 2004 (unaudited)

                                                                              Three Months Ended
                                                                                    March
                                                                      ----------------------------------
                                                                          2005                 2004
Interest Income
Interest and fees on loans                                          $   988,078            $   815,211
Interest on securities                                                   86,660                 47,849
Interest on federal funds sold and short-term investments                89,328                  9,715
                                                                      ----------------------------------
Total interest income                                                 1,164,066                872,775
                                                                      ----------------------------------

Interest Expense
Interest on deposits                                                    190,627                152,336
Interest on capital lease obligations                                    43,147                 42,572
Interest on repurchase agreements                                         2,780                  2,102
                                                                      ----------------------------------
Total interest expense                                                  236,554                197,010
                                                                      ----------------------------------

Net interest income                                                     927,512                675,765

Provision for Loan Losses                                                17,000                 31,750
Net interest income after
                                                                      ----------------------------------
provision for loan losses                                               910,512                644,015
                                                                      ----------------------------------

Noninterest Income:
Service charges and fees                                                 80,796                 57,611
Gains and fees from sales and referrals of SBA loans                     13,273                131,834
Losses  on sales of available for sale securities                          --                     (944)
Other noninterest income                                                 43,660                 24,274
                                                                      ----------------------------------
Total noninterest income                                                137,729                212,775
                                                                      ----------------------------------

Noninterest Expense
Salaries and benefits                                                   557,433                459,290
Occupancy and equipment                                                 143,339                125,929
Professional services                                                    94,140                 61,766
Data processing and other outside services                               76,484                 69,229
Advertising and promotional expense                                      27,534                 11,194
Forms, printing and supplies                                             17,275                 15,814
Other operating expenses                                                147,603                 77,856
                                                                      ----------------------------------
Total noninterest expenses                                            1,063,808                821,078
                                                                      ----------------------------------

Net (loss) income                                                   $   (15,567)           $    35,712
                                                                      ==================================

Basic (Loss) Income per Share                                       $     (0.01)           $      0.03
                                                                      ==================================
Diluted (Loss) Income per Share                                     $     (0.01)           $      0.03
                                                                      ==================================

Dividends per Share                                                 $      --              $      --
                                                                      ==================================


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